UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 11, 2014

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

t7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2014, the Board of Directors (the “Board”) of CytoSorbents Corporation (the “Company”), upon the recommendation of a majority of the independent directors of the Board, unanimously appointed Alan D. Sobel to serve as a member of the Board effective November 13, 2014. The Board also appointed Mr. Sobel to serve as Chairperson of the Nominating and Corporate Governance Committee of the Board and to serve as Chairperson of the Audit Committee of the Board. The Board also determined that Mr. Sobel qualifies as an “audit committee financial expert,” as such term is defined by Item 4.07(d)(5) of Regulation S-K as promulgated by the Securities and Exchange Commission.

Mr. Sobel has been with Sobel & Co., LLC, a Certified Public Accounting Firm, since 1987, and has been the Managing Member of the firm since 1996. Previously, he was a staff accountant with Kennedy & Lehan, PC, a regional Certified Public Accounting Firm. Mr. Sobel received a Bachelor of Science in Accountancy from Bentley College and a Master of Taxation from Fairleigh Dickinson University.

There are no arrangements or understandings between Mr. Sobel and any other person pursuant to which Mr. Sobel was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Sobel has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

The Company is currently contemplating a formalized director compensation program, in accordance with which, once established by the Board, Mr. Sobel will be compensated.

A copy of the press release announcing Mr. Sobel’s appointment to the Board is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

In connection with the appointment of Mr. Sobel to the Board, on November 11, 2014, the Board established an Audit Committee and a Nominating and Corporate Governance Committee of the Board, and reconstituted the membership of the Compensation Committee of the Board, effective November 13, 2014. All three committees are comprised solely of directors who meet the independence requirements under the NASDAQ Stock Market Listing Rules. The membership of these three standing committees of the Board is now as follows:

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Alan Sobel (Chairperson)	Alan Sobel (Chairperson)	Al Kraus (Chairperson)
Al Kraus	Al Kraus	Jim Gunton
Edward Jones	Edward Jones

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release Dated November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2014	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer